UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2006

DynCorp International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32869	01-0824791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8445 Freeport Parkway, Suite 400, Irving, Texas	75063
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (817) 224-1460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.         Results of Operations and Financial Condition.

On August 2, 2006, DynCorp International Inc. issued a press release, a copy of which is furnished as Exhibit 99.1 hereto, related to its financial results for the first quarter ended June 30, 2006. The press release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of DynCorp International Inc.’s Quarterly Report on Form 10-Q.

On August 3, 2006, DynCorp International Inc. will conduct a conference call at 8:30 a.m. Eastern Time. The call will be open to interested investors through a live audio web broadcast via the internet at www.dyn-intl.com. For those who are not able to listen to the live broadcast, the call will be archived for approximately 90 days on the website.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is furnished herewith:

Exhibit 99.1  Press Release dated August 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DynCorp International Inc.
Date: August 2, 2006	/s/ Michael J. Thorne
Michael J. Thorne
Senior Vice President, Chief Financial Officer and Treasurer